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                                                                    EXHIBIT 1(M)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.

                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation, an open-end company registered under the Investment Company Act of 1940, has increased the total number of shares of capital stock which the Corporation shall have authority to issue from Forty Billion (40,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Forty Million Dollars ($40,000,000), to Two Hundred Billion (200,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Two Hundred Million Dollars ($200,000,000), pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 23, 1992:

                  RESOLVED, that the total number of shares of capital stock which the Corporation shall have authority to issue be increased to Two Hundred Billion (200,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Two Hundred Million Dollars ($200,000,000).
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                  SECOND:  The total number of classified and authorized
shares of each class of the Corporation as of immediately before the increase is:

                  Class A Common Stock, Five Billion (5,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Five Million Dollars ($5,000,000));

                  Class A Common Stock - Special Series 1, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class A Common Stock - Special Series 2, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class B Common Stock, Five Billion (5,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Five Million Dollars ($5,000,000));

                  Class B Common Stock - Special Series 1, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class B Common Stock - Special Series 2, Ten Billion (10,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Ten Million Dollars ($10,000,000));

                  Class C Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class D Common Stock, One Billion (1,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000));

                  Class E Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class F Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

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                  Class G Common Stock, Two Hundred Fifty Million (250,000,000)
         shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class H Common Stock, One Billion (1,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000));

                  Class I Common Stock - Special Series 1, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class I Common Stock - Special Series 2, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class J Common Stock, One Billion (1,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000));

                  Class K Common Stock, Zero (0) shares of capital stock of the Corporation (of the aggregate par value of Zero Dollars ($0)); and

                  Class L Common Stock, Zero (0) shares of capital stock of the Corporation (of the aggregate par value of Zero Dollars ($0)).

The total number of authorized and unclassified shares of capital stock of the Corporation as of immediately before the increase is One Billion (1,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of One Million Dollars ($1,000,000).

                  THIRD: The total number of classified and authorized shares of each class of the Corporation as increased is:

                  Class A Common Stock, Five Billion (5,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Five Million Dollars ($5,000,000));

                  Class A Common Stock - Special Series 1, Three Billion (3,000,000,000) shares of capital stock of the Corporation

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         (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class A Common Stock - Special Series 2, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000)) ;

                  Class B Common Stock, Five Billion (5,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Five Million Dollars ($5,000,000));

                  Class B Common Stock - Special Series 1, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class B Common Stock - Special Series 2, Ten Billion (10,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Ten Million Dollars ($10,000,000));

                  Class C Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class D Common Stock, One Billion (1,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000));

                  Class E Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class F Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class G Common Stock, Two Hundred Fifty Million (250,000,000) shares of capital stock of the Corporation (of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000));

                  Class H Common Stock, One Billion (1,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000));

                  Class I Common Stock - Special Series 1, Three Billion (3,000,000,000) shares of capital stock of the Corporation

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         (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class I Common Stock - Special Series 2, Three Billion (3,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                  Class J Common Stock, One Billion (1,000,000,000) shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000));

                  Class K Common Stock, Zero (0) shares of capital stock of the Corporation (of the aggregate par value of Zero Dollars ($0)); and

                  Class L Common Stock, Zero (0) shares of capital stock of the Corporation (of the aggregate par value of Zero Dollars ($0)).

The total number of authorized and unclassified shares of capital stock of the Corporation as increased is One Hundred Sixty-One Billion (161,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of One Hundred Sixty-One Million Dollars (161,000,000).

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                  IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this 5th day of August, 1992.

                                            PACIFIC HORIZON FUNDS, INC.


[SEAL]                                      By: /s/ William B. Blundin
                                                ----------------------
                                                 William B. Blundin
                                                 Executive Vice President

Attest:

/s/ W. Bruce McConnel,III
-------------------------
W. Bruce McConnel, III
Secretary

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                                   CERTIFICATE

                  THE UNDERSIGNED, Executive Vice President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

Dated:  August 5, 1992                  /s/William B. Blundin
                                        ---------------------
                                         William B. Blundin
                                         Executive Vice President


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